UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
August 9, 2010
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One F.N.B. Boulevard
Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 981-6000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 9, 2010, F.N.B. Corporation (“FNB”) entered into a definitive agreement and plan of merger to acquire Comm Bancorp, Inc. (“CBI”), a bank holding company and parent of Community Bank and Trust Company, located in Clarks Summit, Pennsylvania. FNB will acquire CBI in a merger transaction valued at approximately $70 million. Under the terms of the merger agreement, CBI will merge with and into FNB, and shareholders of CBI will be entitled to receive 3.4545 shares of FNB common stock and $10.00 in cash for each share of common stock of Comm Bancorp, Inc. The transaction is expected to be completed during the fourth quarter of 2010, pending regulatory approvals, the approval of shareholders of CBI and the satisfaction of other closing conditions.
     The merger agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement and Plan of Merger dated as of August 9, 2010 between F.N.B. Corporation and Comm Bancorp, Inc.

99.1	Joint Press Release dated August 9, 2010.

99.2	F.N.B. Corporation Investor Presentation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
By:	/s/ Vincent J. Calabrese
Vincent J. Calabrese,
Chief Financial Officer

Date: August 9, 2010